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                                  EXHIBIT 10.46

                               SECURITY AGREEMENT


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               This SECURITY AGREEMENT, dated as of August 11, 2000 (this
"Agreement"), is made among CENTRAL CONSUMER FINANCE COMPANY, a Delaware corporation, ("Borrower"), CENTRAL CHECK CASHING, INC., a California corporation ("CCCI"), and CENTRAL CONSUMER COMPANY OF NEVADA, a Nevada corporation ("CCCN"), (Borrower, CCCI and CCCN are each a "Grantor" and collectively and severally "Grantors") and UNION BANK OF CALIFORNIA, N.A., as agent (in such capacity, and together with its successors, the "Agent") for the Lenders (as hereafter defined) under that certain Credit Agreement, dated as of August 11, 2000 (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Credit Agreement"), among the Borrowers, and the lenders party thereto (collectively, "Lenders" and individually, a "Lender"), and the Agent.

               The parties hereto agree as follows:

        25. Definitions; Interpretation.

        (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

        (b) Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

               "Accounts" means any and all accounts of any or all Grantors, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights, rights to payment, and other obligations of any kind owed to any or all Grantors arising out of or in connection with the sale or lease of merchandise, goods, or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities, and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

               "Assigned Benefits" means all of any Grantor's right, title and interest in and to: (i) all payments and/or distributions of revenue, income, profits, property and other sums now or hereafter due from any other Grantor in respect of any Equity Interest in such other Grantor; (ii) all other monies owed and payable to any Grantor by any other Grantor, whether owed in connection with loans, management agreements, marketing agreements, other contracts, or otherwise, each in effect as of the Closing Date or any amendments thereto permitted under the Credit Agreement; (iii) the right of any Grantor to receive any of the foregoing; and (iv) all Proceeds of the foregoing.

               "Books" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any or all Grantors in connection with the ownership of their assets or the conduct of their business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing Grantors' assets (including Inventory and Rights to Payment), business operations, or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, and spreadsheets; (v) computer printouts and output of whatever


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kind; (vi) any other computer prepared or electronically stored, collected, or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between any or all Grantors and any service bureau, computer, or data processing company or other Person charged with preparing or maintaining any of any or all Grantors' books or records or with credit reporting, including with regard to any or all Grantors' Accounts, Consumer Contracts, or other Rights to Payment.

               "Chattel Paper" means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

               "Collateral" has the meaning specified in Section 2.

               "Consumer Contracts" has the meaning set forth in the Credit Agreement.

               "Copyright Security Agreement" means the Copyright Security Agreement executed and delivered by Grantors in favor of Agent, substantially in the form of Exhibit "A" hereto, as the same may be amended from time to time.

               "Deposit Account" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of any or all Grantors with a bank, savings and loan association, credit union or like organization (including Agent)) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

               "Documents" means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of any or all Grantors, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to any or all Grantors for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing, or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

               "Equipment" means all now existing or hereafter acquired equipment of any or all Grantors in all of its forms, wherever located (other than certificated motor vehicles, registered aircraft, and documented or certificated vessels), and in any event includes any and all machinery, furniture, equipment, furnishings, and fixtures in which any or all Grantors now or hereafter acquire any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, automobiles, trucks, tractors and other vehicles, computer and other electronic data processing equipment, and other office equipment, computer programs, and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

               "Equity Interest" means (a) with respect to any corporation, a capital interest therein, including, without limitation, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any


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election of one or more directors thereof, (b) with respect to any general partnership, limited partnership or limited liability partnership, a partnership interest therein, including, without limitation, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the managing body thereof (c) with respect to any limited liability company, a membership interest therein, including without limitation, any interest therein which entitles the holder thereof to share in the revenue, income earnings or losses thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the managing body thereof, (d) with respect to any trust, a beneficial interest therein, including, without limitation, any interest therein which entitles the holder thereof to share in the corpus of such trust or in any of the revenue income, earnings or losses thereof or to vote or otherwise participate in any designation of one or more trustees thereof, (e) with respect to any other Person that is a business entity, an equity interest therein, including, without limitation, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in the election of one or more members of the managing body thereof, and (f) all warrants and options in respect of any of the foregoing and all other securities which are convertible or exchangeable therefor.

               "Financing Statements" has the meaning specified in Section 3.

               "General Intangibles" means all general intangibles of any or all Grantors, now existing or hereafter acquired or arising, and in any event includes: (i) all tax and other refunds, rebates or credits of every kind and nature to which any or all Grantors are now or hereafter may become entitled;
(ii) all goodwill, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (iii) all Intellectual Property Collateral; (iv) all uncertificated securities and interests in limited and general partnerships; (v) all rights of stoppage in transit, replevin and reclamation; (vi) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to any or all Grantors by any Governmental Authority; and (vii) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising; provided, that the term "General Intangibles" shall not include Equity Interests.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Grantor" and "Grantors" means the Grantors named in the introduction to this Agreement and any party executing and delivering a Guaranty Joinder Letter to the Agent pursuant to Section 4.4 of the Guaranty.

               "Instruments" means any and all negotiable instruments, certificated securities (including those representing an Equity Interest), and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired (including the


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stock in any Subsidiary of any Grantor which is hereafter acquired by such
Grantor), all of such which is now existing being as described in Schedule 2.

               "Intellectual Property Collateral" means the following properties and assets owned or held by any or all Grantors or in which any or all Grantors otherwise have any interest, now existing or hereafter acquired or arising:

        (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing, and all income and royalties with respect to any licenses (including such patents, patent applications, and patent licenses as described in
                Schedule 1), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof (collectively, the "Patents");

        (ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims, and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present, or future infringement, and all rights of renewal and extension of copyright (collectively, the "Copyrights");

        (iii) all state (including common law), federal and foreign trademarks, service marks, and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names, applications and licenses as described in Schedule 1), whether registered or unregistered and wherever registered, all rights to sue for past, present, or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof (collectively, the "Trademarks");

        (iv) all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, and catalogs; and

        (v) the entire goodwill of or associated with the businesses now or hereafter conducted by any or all Grantors connected with and symbolized by any of the aforementioned properties and assets.

               "Inventory" means any and all of any or all Grantors' inventory in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes all goods (including goods in transit) which are held for sale, lease, or other disposition, including those held for display or demonstration or out on lease, or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods, or materials used or consumed in any or all Grantors' business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed, and replevied goods, together with all parts, components, supplies, packing, and other materials used or usable in connection with the


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manufacture, production, packing, shipping, advertising, selling, or furnishing of such goods; and all other items hereafter acquired by any or all Grantors by way of substitution, replacement, return, repossession, or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

               "Investment Property" means (i) a security, whether certificated or uncertificated, (ii) a security entitlement, (iii) a securities account, (iv) a commodities contract, (v) any other investment property (as defined in the UCC), (vi) all rights to delivery of any security, commodity contract, or other financial asset and all other entitlements with respect thereto, and (vii) all claims, demands and causes of action (whether arising under state or federal securities laws or otherwise) relating to the offering, purchase, sale, or holding of any of the foregoing.

               "Lender Party" means, as the context may require, any Lender or the Agent and each of their respective successors, transferees, and assigns.

               "Patent Security Agreement" means the Patent Security Agreement executed and delivered by Grantors in favor of the Agent, substantially in the form of Exhibit "B" hereto, as the same may be amended from time to time.

        "Payment Account" means a bank account maintained with Agent or other depositary acceptable to Agent and to which the proceeds of Accounts, Consumer Contracts, or other Rights to Payment are deposited or credited, and which is maintained in the name of Agent or Borrower, as Agent may determine, on terms acceptable to the Agent and in which Agent has a first priority, perfected security interest.

               "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange, or other disposition, whether voluntary or involuntary, of any Collateral or other assets of any or all Grantors, including "proceeds" as defined at UCC Section 9306, any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to or for the account of any or all Grantors from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to any or all Grantors from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

               "Rights to Payment" means all Accounts, all Consumer Contracts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments, and Proceeds.

               "Secured Obligations" means (a) the "Obligations" as defined in the Credit Agreement and includes all obligations, liabilities and indebtedness of every kind and character, whether now existing or hereafter arising, whether absolute or contingent, and whether direct or indirect, arising directly or indirectly under or pursuant to any one or more of the Loan Documents, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy, would accrue on such obligations, liabilities or indebtedness),


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fees (including, without limitation, reasonable attorneys' fees of outside counsel and the reasonable allocated fees of internal counsel) or expenses, (b) all obligations, liabilities and indebtedness of Borrower to Union Bank of California, N.A. of every kind and character, whether now existing or hereafter arising, whether absolute or contingent, and whether direct or indirect, arising directly or indirectly under or pursuant to any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy, would accrue on such obligations, liabilities or indebtedness), fees (including, without limitation, reasonable attorneys' fees of outside counsel and the reasonable allocated fees of internal counsel) or expenses, and (c) all obligations, liabilities and indebtedness of Borrower to Union Bank of California, N.A. of every kind and character, whether now existing or hereafter arising, whether absolute or contingent, and whether direct or indirect, arising directly or indirectly under or pursuant to any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of Borrower pursuant to agreement or overdrafts, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy, would accrue on such obligations, liabilities or indebtedness), fees (including, without limitation, reasonable attorneys' fees of outside counsel and the reasonable allocated fees of internal counsel) or expenses.

               "Trademark Security Agreement" means the Trademark Security Agreement executed and delivered by Grantors in favor of the Agent, substantially in the form of Exhibit "C" attached hereto, as the same be amended from time to time.

               "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        (c) Certain Rules of Construction. For purposes of this Agreement and unless otherwise specified herein:

        (i) Computation of Time Periods. For purposes of computing periods of time: (A) the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; and (B) periods measured in days shall be measured in calendar days.

        (ii) Construction. References to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."


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                References in this Agreement to any determination by the Agent include good faith estimates (in the case of quantitative determinations) by and good faith beliefs (in the case of qualitative determinations) of the Agent. The words "hereof," "herein," "hereby," and "hereunder," and any other similar words, refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit, and schedule references are to this Agreement. Any reference to this Agreement or any other Loan Document includes all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

        (iii) Exhibits and Schedules. All of the exhibits and schedules attached are incorporated herein by this reference.

        (iv) Terms Defined in the UCC. All terms used herein which are not otherwise specifically defined (including the term "good faith") shall have the meaning set forth in the UCC if defined therein.

        (v) No Presumption Against Any Party. Neither this Agreement nor any other Loan Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other Loan Documents have been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties.

        (vi) Independence of Provisions. All agreements and covenants hereunder and under the other Loan Documents shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

        26. Security Interest.

        (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, Grantors hereby pledge, assign, transfer, hypothecate, and set over to the Agent for its benefit and for the ratable benefit of the other Lender Parties, and hereby grant to the Agent for its benefit and for the ratable benefit of the other Lender Parties, a security interest in, all of any or all Grantors' right, title, and interest in, to, and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"): (i) all Accounts, Consumer Contracts, and other Rights to Payment; (ii) all Chattel Paper;
                (iii) all Deposit Accounts; (iv) all Documents; (v) all Equipment; (vi) all General Intangibles; (vii) all Investment Property; (viii) all Instruments; (ix) all Inventory; (x) all Intellectual Property Collateral; (xi) all Books; (xii) all of any Grantor's rights with respect to the Assigned Benefits and the right to receive the


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                Assigned Benefits, whether now existing or hereafter arising, including any Equity Interest in any Guarantor, and (xiii) the all products and Proceeds of any and all of the foregoing.

        (b) Grantors Remain Liable. Anything herein to the contrary notwithstanding, prior to a foreclosure or other action which results in none of Grantors maintaining any title or interest in such Collateral and subject to the terms of this Agreement, (i) Grantors shall remain liable under any contracts, agreements, and other documents included in the Collateral, to the extent set forth therein, to perform all of their respective (or joint and several) duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of the rights hereunder shall not release Grantors from any of their respective (or joint and several) duties or obligations under such contracts, agreements, and other documents included in the Collateral, and (iii) neither the Agent nor any other Lender Party shall have any obligation or liability under any contracts, agreements, and other documents included in the Collateral by reason of this Agreement, nor shall the Agent or any other Lender Party be obligated to perform any of the obligations or duties of any or all Grantors thereunder or to take any action to collect or enforce any such contract, agreement, or other document included in the Collateral hereunder.

        (c) Continuing Security Interest. Grantors agree that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
                Section 22.

        (d) Intellectual Property. Contemporaneously with the execution and delivery of this Agreement, and in furtherance of the pledging, assignment, transfer, hypothecation, set over, and grant by Grantors to the Agent of a security interest in the Collateral, Grantors shall execute and deliver the Copyright Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement to the Agent.

        (e) Payment of Assigned Benefits; Voting and Other Rights. So long as no Event of Default is continuing, Grantors may receive the Assigned Benefits and may exercise any voting and other rights to which each is entitled as the holder of an Equity Interest in any other Grantor; provided that no vote shall be cast or any consent, waiver, or ratification given or any action taken which would violate the terms of this Agreement, the other Loan Documents, or any other instrument or agreement referred to therein or herein. During the continuance of an Event of Default, the provisions of Section 10 hereof shall apply.

        (f) Grantors to Cooperate. Grantors each hereby covenant and agree that it shall take any and all actions within its power to cause all other Grantors in which it holds an Equity Interest to comply with all terms and conditions of this Agreement, and shall, as the holder of an Equity Interest in such other Grantors, execute all checks, documents, agreements, and instruments of assignments as the Agent may reasonably require to effectuate the terms of this Agreement, and deliver all sums and other property required to be paid and/or delivered to the Agent under the terms of this Agreement.


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        (g)     Affected Foreign Shares. Agent acknowledges that Borrower, as a
                Grantor, may deliver to Agent stock certificates, together with undated stock powers, representing less than 66-2/3%, but not less than 66%, of the outstanding shares of stock of the Excluded Subsidiaries (as defined in the Credit Agreement); all outstanding shares of the Excluded Subsidiaries being referred to herein as the "Affected Foreign Shares"). Because the intent of Borrower and Agent is to grant a security interest in a percentage of the Affected Foreign Shares equal to the maximum percentage of the Affected Foreign Shares that can be pledged to Agent by Borrower without constituting an investment of earnings in U.S. property under Section 956 (or any successor provision) of the IRC that would trigger an increase in the gross income of Borrower pursuant to Section 951 (or any successor provision) of the IRC (such percentage being the "Maximum Percentage"), Agent hereby confirms that the Pledged Shares of each Affected Foreign Subsidiary shall refer only to, and the grants of security interests created hereby shall extend only to, the Maximum Percentage of the Affected Foreign Shares. If Agent shall take any action to foreclose on the Affected Foreign Shares, Agent hereby agrees to act only with regard to the Maximum Percentage of the Affected Foreign Shares; provided that nothing herein shall preclude Agent from exercising the stock -------- powers with respect to all outstanding Affected Foreign Shares to take such action as may be necessary to transfer the Affected Foreign Shares other than the Maximum Percentage of the Affected Foreign Shares (the "Remaining Shares") to Borrower or to such other person or entity as Borrower designates. The parties hereto agree that Agent has no fiduciary or other responsibilities or duties with regard to the Remaining Shares and that Agent is serving only as custodian with respect to the Remaining Shares.

        27. Financing Statements, Etc.

        (a) Perfection. Grantors shall execute and deliver to the Agent concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority, and all other documents and instruments, in form satisfactory to the Agent (the "Financing Statements"), and take all other action, as the Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Agent's security interest in the Collateral and to accomplish the purposes of this Agreement.

        (b) Notice of Security Interest. In accordance with Section 9302(1)(g) of the UCC, written notice of the security interest of the Agent in each Deposit Account maintained with a Lender is hereby given to such Lender.

        28. Representations and Warranties. In addition to the representations and warranties of Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, Grantors represent and warrant to the Agent that:


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        (a)     Location of Chief Executive Office and Collateral. Each
                Grantor's chief executive office and principal place of business is located at the address set forth in Schedule 1, and all other locations where any or all Grantors conduct business are set forth in Schedule 1.

        (b) Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for any or all Grantors, are set forth in Schedule 1.

        (c) Trade Names and Trade Styles. All trade names and trade styles under which any or all Grantors presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, none of Grantors has, at any time during the preceding five years: (i) been known as or used any other corporate, trade, or fictitious name; (ii) changed its name;
                (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

        (d) Ownership of Collateral. Each Grantor is, and, except as permitted by Section 5(j) hereof and except for dispositions of Collateral in compliance with Section 7.04 of the Credit Agreement, will continue to be, the sole and complete owner of the Collateral owned by it, except for Collateral co-owned by two or more Grantors, as to which such Grantors are and will continue to be the sole and complete owners thereof (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such Collateral, will be the sole and complete owner thereof, except for Collateral co-owned by two or more Grantors, as to which such Grantors will be the sole and complete owners thereof), free from any Lien other than Permitted Liens;

        (e) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which any or all Grantors now have rights and will create a security interest which is enforceable against the Collateral in which any or all Grantors hereafter acquire rights at the time any or all Grantors, as the case may be, acquire any such rights; and (ii) the Agent has a perfected and first priority (except for Permitted Liens) security interest in the Collateral, in which any or all Grantors now have rights, and will have a perfected and first priority (except for Permitted Liens) security interest in the Collateral in which any or all Grantors hereafter acquire rights at the time such Grantor or Grantors, as the case may be, acquire any such rights, in each case for the Agent's own benefit and for the ratable benefit of the other Lender Parties, and in each case securing the payment and performance of the Secured Obligations.

        (f) Other Financing Statements. Other than financing statements or similar filings under the UCC or any comparable law ("UCC Financing Statements") related to Permitted Liens, no effective UCC Financing Statement naming any or all Grantors as debtor, assignor, grantor, mortgagor, pledgor, or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

        (g) Rights to Payment. (i) The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent reflected by Grantors' respective reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m), or as otherwise disclosed to the Agent in writing;

        (i) to Grantors' knowledge, all account debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due (except for Rights to Payment of account debtors or other obligors for which Grantors have taken adequate reserves in accordance with GAAP).

        (ii) to Grantors' knowledge, all Rights to Payment comply in all material respects with all applicable laws concerning form, content, and manner of preparation and execution, including where applicable any federal or state consumer credit laws;

        (iii) none of Grantors have assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in or permitted by the other Loan Documents;

        (iv) all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment are in all material respects true and correct and what they purport to be; and

        (v) Grantors have no knowledge of any fact or circumstance which would in any material respect impair the validity or collectibility of any material part of the Rights to Payment.

        (h) Inventory. No Inventory is stored with any bailee, warehouseman, or similar Person or on any premises leased to any or all Grantors, nor has any Inventory been consigned to any or all Grantors or consigned by any or all Grantors to any Person or is held by any or all Grantors for any Person under any "bill and hold" or other arrangement, except as set forth in Schedule 1.

        (i) Intellectual Property. (i) Except as set forth in Schedule 1, none of Grantors (directly or through any Subsidiary) owns, possesses, or uses under any licensing arrangement any patents, copyrights, trademarks, service marks, or trade names, nor is there currently pending before any Governmental Authority any application for registration of any Intellectual Property Collateral;

        (i) all Intellectual Property Collateral are subsisting and none have been adjudged invalid or unenforceable in whole or in part;

        (ii) all maintenance fees required to be paid on account of any Patents have been timely paid for maintaining such patents in force, and, to Grantors' knowledge, each of the Patents is valid and enforceable and Grantors have notified the Agent in writing of all material prior art (including public uses and sales) of which it is aware;

        (iii) to Grantors' knowledge after due inquiry, no material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person;

        (iv) each Grantor is the sole and exclusive owner of its respective Intellectual Property Collateral and if any Intellectual Property Collateral is co-owned by two or more Grantors, such Grantors are the sole and exclusive co-owners of such Intellectual Property Collateral; and the past, present, and contemplated future use of such Intellectual Property Collateral by such Grantor or Grantors, as the case may be, has not, does not, and will not infringe or violate any right, privilege, or license agreement of or with any other Person; and

        (v) each Grantor owns, has material rights under, is a party to, or an assignee of a party to all of its material licenses, Patents, Copyrights, Trademarks, and all other of its Intellectual Property Collateral necessary to continue to conduct its business as heretofore conducted.

        (j) Equipment. (i) None of the material Equipment or other material Collateral is affixed to real property, except Collateral with respect to which Grantors have supplied the Agent with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of the Agent's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed; and

        (k) Deposit Accounts. The names and addresses of all financial institutions at which Grantors maintain their respective Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1. None of Grantors will establish or maintain any Deposit Account with any financial intermediary unless Grantors shall first obtain the written undertaking and acknowledgement from such financial intermediary with respect to Lenders' security interest therein, all such undertakings and acknowledgements to be satisfactory in form and substance to the Agent in the exercise of its reasonable discretion.

        (l) Compliance with Federal Fair Labor Standards Act. All Collateral has been and will be produced in compliance with the Federal Fair Labor Standards Act.

        29. Covenants. In addition to the covenants of Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, until this Agreement has been terminated in accordance with Section 22 hereof, Grantors agree that:

        (a) Defense of Collateral. Grantors will appear in and defend any action, suit, or proceeding which may affect to a material extent any or all Grantors' title to, or right or interest in, or the Agent's right to or interest in, any material Collateral.

        (b) Preservation of Collateral. Grantors will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

        (c) Compliance with Laws, Etc. Grantors will comply in all material respects with all laws, regulations, and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance, and control of the Collateral.

        (d) Location of Books and Chief Executive Office. Grantors will: (i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (ii) give at least 30 days' prior written notice to the Agent of (A) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for any or all Grantors or (B) any changes in the location of Grantors' respective chief executive offices or principal places of business.

        (e) Location of Collateral. Grantors will: (i) keep all material Collateral at the locations set forth in Schedule 1 and not remove any material Collateral from such locations (other than disposals of Collateral permitted by subsection (i)) except upon at least 30 days' prior written notice of any removal to the Agent; and (ii) give the Agent at least 30 days' prior written notice of any change in the locations set forth in Schedule 1.

        (f) Change in Name, Identity or Structure. Grantors will give at least 30 days' prior written notice of (i) any change in name,
                (ii) any changes in, additions to, or other modifications of their respective trade names and trade styles set forth in
                Schedule 1, and (iii) any changes in their respective identities or structures in any manner which might make any Financing Statement filed hereunder incorrect or misleading.

        (g) Maintenance of Records. Grantors will keep separate, accurate, and complete Books with respect to all Accounts, Consumer Contracts, and Chattel Paper.

        (h) Disposition of Collateral. Grantors will not surrender or lose possession of (other than to the Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Credit Agreement.

        (i) Liens. Other than Permitted Liens, Grantors will keep the Collateral free of all Liens.

        (j) Leased Premises. Upon the Agent's request, Grantors will use their best efforts to obtain from each Person from whom any or all Grantors lease any premises at which any Collateral is at any time present such subordination, waiver, consent, and estoppel agreements as the Agent may reasonably require, in form and substance reasonably satisfactory to the Agent.

        (k)     Rights to Payment. Grantors will:

        (i) if required by the Agent (but not more frequently than annually or, if an Event of Default has occurred and is continuing and Requisite Lenders so require, then with such frequency as Requisite Lenders may require) furnish to the Agent (A) master customer listings, including all names and addresses, together with copies or originals (as requested by the Agent) of documents, customer statements, repayment histories and present status reports relating to the Accounts and Consumer Contracts;
                (B) accurate records and summaries of Accounts and Consumer Contracts, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts and Consumer Contracts that are disputed or have been cancelled; and
                (C) such other matters and information relating to the Accounts or Consumer Contracts as the Agent shall from time to time reasonably request;

        (ii) give only normal discounts, allowances and credits as to Accounts, Consumer Contracts and other Rights to Payment, in the ordinary course of business, according to normal trade practices utilized by Grantors in the past, and enforce all Accounts, Consumer Contracts, and other Rights to Payment strictly in accordance with their terms, and take all such action to such end as may from time to time be reasonably requested by the Agent, except that Grantors may grant any extension of the time for payment or enter into any agreement to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment in the ordinary course of business;

        (iii) if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of any or all Grantors, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment, disclose such fact fully to the Agent in the Books relating to such Account or other Right to Payment and in connection with any invoice or report furnished by any or all Grantors to the Agent relating to such Account or other Right to Payment;

        (iv) if any Accounts arise from contracts with the United States or any department, agency, or instrumentality thereof, immediately notify the Agent thereof and execute any documents and instruments and take any other steps requested by the Agent in order that all monies due and to become due thereunder shall be assigned to the Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

        (v) in accordance with their sound business judgment, perform and comply in all material respects with their joint and several obligations in respect of the Accounts, Consumer Contracts and other Rights to Payment; and

        (vi) upon the request of the Agent (A) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and
                (B) upon the occurrence and during the continuance of an

                Event of Default, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Agent or to such other Person or location as the Agent shall specify.

        (l)     Documents, Etc. (i) Upon the request of the Agent, Grantors will
                (A) immediately deliver to the Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents, Instruments, Investment Property, and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, (B) mark all Documents, Instruments, Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, with the legend "This document and all rights to payment hereunder are subject to a security interest held by Union Bank of California, N.A., as agent" and such other legends as the Agent shall reasonably specify, (C) cause the issuer with respect to any Equity Interest in any Subsidiary or in any issuer with respect to a security which is not a certificated security directly held by any Grantor and not embodied in a certificated security to duly execute and deliver to the Agent a written agreement, in form and substance satisfactory to the Agent, by such issuer to comply with instructions originated by the Agent without further consent by any Grantor, and (D) cause the securities intermediary of any securities account or commodities account to duly execute and deliver to the Agent a written agreement, in form and substance satisfactory to the Agent, by such securities intermediary to comply with instructions originated by the Agent without further consent by any Grantor.

        (ii)    Grantors shall not, without the prior written consent of the
                Agent:

        (1) approve the amendment or termination of the Organization Documents of any other Grantor in which it holds an Equity Interest in a manner materially adverse to the rights of the Agent and the other Lender Parties under this Agreement or the other Loan Documents; or

        (2) permit any Guarantor to issue any additional Equity Interests or redeem any Equity Interests;

        (iii) One or more of Grantors shall own the entire Equity Interest in any Person that becomes a Grantor as the result of such Person's execution of a Guaranty Joinder Letter.

        (m)     Inventory. Grantors will:

        (i) if requested by the Agent (but no more frequently than annually, or if an Event of Default has occurred and is continuing and the Requisite Lenders so require, then at such times as Requisite Lenders shall request), prepare and deliver to the Agent a report of all Inventory, in form and substance satisfactory to the Agent; and

        (ii) not store any Inventory with a bailee, warehouseman, or similar Person or on premises leased to any or all Grantors, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving the Agent prior written notice thereof.

        (n) Equipment. Grantors will, upon the Agent's reasonable request, which shall be made no more frequently than annually unless an Event of Default has occurred and is continuing, deliver to the Agent a physical listing of the Equipment, in form and substance reasonably satisfactory to the Agent. In addition, Grantors will, upon the Agent's request made at any time, obtain the written agreement of the lessor (or other controller) of any real property upon which any Equipment is located permitting the Agent to enter upon such real property, and either (at the election of the Agent) remove such Equipment therefrom or utilize such Equipment thereon for a period of at least 180 days (or lesser period, as determined by the Agent, and for a monthly rental payment no greater than the amount that the applicable Grantor is obligated to pay with respect thereto), each such written agreement to be otherwise in form and substance satisfactory to the Agent.

        (o)     Intellectual Property Collateral. Grantors will:

        (i) except in the ordinary course of business, not enter into any agreements or transactions (including any license or royalty agreement) pertaining to any material Intellectual Property Collateral;

        (ii) if reasonably within Grantors' abilities, not allow or suffer any material Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public;

        (iii) give the Agent, simultaneously with the delivery to the Agent of the financial information required with respect to each fiscal quarter pursuant to Section 6.01(b) of the Credit Agreement, notice of any rights any Grantor may obtain to any material new patentable inventions, copyrightable works or other material new Intellectual Property Collateral, prior to the filing of any application for registration thereof; and

        (iv) diligently prosecute all applications for material Patents, Copyrights, and Trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes, and expenses incurred in connection with any material Intellectual Property Collateral.

               If, before the Secured Obligations shall have been paid in full and this Agreement shall have been terminated in accordance with Section 22 hereof, any or all Grantors shall obtain or become entitled to the benefit of, as exclusive licensee, any material new Patents, Trademarks, or Copyrights or any material new rights in any Patents, Trademarks, or Copyrights, Grantors shall give to the Agent, simultaneously with the delivery to the Agent of the financial information required with respect to each fiscal quarter pursuant to
Section 6.01(b) of the Credit Agreement, written notice thereof and, together therewith (unless earlier requested by the Agent), deliver to the Agent a duly executed Copyright Security Agreement, Patent Security

Agreement, and/or Trademark Security Agreement adequately describing such new Patents, Copyrights, and/or Trademarks, as appropriate, for recording or filing as the Agent sees fit.

        (p) Notices, Reports and Information. Grantors will (i) notify the Agent of any material claim made or asserted against the Collateral by any Person and of any material change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Agent's Lien thereon; (ii) furnish to the Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Agent may reasonably request, all in reasonable detail; and (iii) upon request of the Agent, make such demands and requests for information and reports as any or all Grantors are entitled to make in respect of the Collateral.

        (q) Collections. Upon receipt of any collections with respect to any Accounts, Consumer Contracts, or other Rights to Payment, Borrower shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account. If, notwithstanding such instructions, Borrower receives and retains any proceeds of Accounts, Consumer Contracts, or other Rights to Payment, it shall receive such payments as Agent's trustee, and shall immediately deliver such payments to Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any Payment Account or directly by Borrower. So long as an Event of Default has occurred and is continuing, Borrower, at Agent's request, shall execute and deliver to Agent such documents as Agent shall require to grant Agent access to any post office box in which collections of Accounts, Consumer Contracts, or other Rights to Payment are received.

        (r) Additional Grantors. Upon any Person becoming a Grantor by virtue of such Person's execution and delivery of a Guarantor Joinder Letter, the Credit Parties will, simultaneously with the delivery of such Guaranty Joinder Letter to the Agent, deliver to the Agent information with respect to such additional Grantor of the nature set forth in Schedules 1 and 2 hereto as is required of Grantors in connection with their execution and delivery of this Agreement. In connection therewith, such Person shall execute such Financing Statements and other documents and instruments (including a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement) as shall be necessary in the judgment of the Agent to perfect the Agent's security interest in any new Collateral acquired by the Agent as the result of such Person becoming an additional Grantor.

        30. Collection of Rights to Payment. Until the Agent exercises its rights hereunder to collect Rights to Payment, Grantors shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Agent, upon and after the occurrence and during the continuance of any Event of Default, all remittances received by any or all Grantors shall be held in trust for the Agent and, in accordance with the Agent's instructions, remitted to the Agent or deposited to an account with the Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

        31. Authorization; Agent Appointed Attorney-in-Fact. The Agent shall have the right to, in the name of any or all Grantors, or in the name of the Agent or otherwise, without notice to or assent by Grantors, and Grantors hereby constitute and appoint the Agent (and any of the Agent's officers, employees, or agents designated by the Agent) as Grantors' true and lawful attorney-in-fact, with full power and authority to:

        (i) sign any of the Financing Statements which must be executed, filed, or recorded to perfect or continue perfected, maintain the priority of or provide notice of the Agent's security interest in the Collateral;

        (ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders, or other forms of payment or security and collect any Proceeds of any Collateral;

        (iii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications, and notices to customers or other obligors;

        (iv) notify the Postal Service authorities to change the address for delivery of mail addressed to any or all Grantors to such address as the Agent may designate and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

        (v) receive, open, and dispose of all mail addressed to any or all Grantors;

        (vi) send requests for verification of Rights to Payment to the customers or other obligors of any or all Grantors;

        (vii) contact, or direct Grantors to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Agent;

        (viii) assert, adjust, sue for, compromise, or release any claims under any policies of insurance;

        (ix) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with the Agent;

        (x) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Agent;

        (xi) ask, demand, collect, receive, and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications, or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action, or institute, defend, settle, or adjust any actions, suits, or proceedings with respect to the

                Collateral, as the Agent may deem necessary or desirable to maintain, preserve, and protect the Collateral, to collect the Collateral or to enforce the rights of the Agent with respect to the Collateral;

        (xii) execute any and all applications, documents, papers, and instruments necessary for the Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

        (xiii) execute any and all endorsements, assignments, or other documents and instruments necessary to sell, lease, assign, convey, or otherwise transfer title in or dispose of the Collateral;

        (xiv) assert any and all Rights and Remedies and to collect all damages, awards, and other monies resulting therefrom; and

        (xv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Grantors, which the Agent may deem necessary or advisable to maintain, protect, realize upon, and preserve the Collateral and the Agent's security interest therein and to accomplish the purposes of this Agreement.

               The Agent agrees that, except upon and after the occurrence of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Agent, pursuant to clauses (ii) through (xv). The foregoing power of attorney is coupled with an interest and irrevocable so long as any Lender has any Commitment or the Secured Obligations have not been paid and performed in full. Grantors hereby ratify, to the extent permitted by law, all that the Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

        32. Agent Performance of Grantors Obligations. The Agent may perform or pay any obligation which any or all Grantors have agreed to perform or pay under or in connection with this Agreement, and Grantors shall reimburse the Agent on demand for any amounts paid by the Agent pursuant to this Section 8.

        33. Agent's Duties. Notwithstanding any provision contained in this Agreement, the Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Grantors or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Agent's possession and the accounting for moneys actually received by the Agent hereunder, the Agent shall have no duty or liability to exercise or preserve any rights, privileges, or powers pertaining to the Collateral.

        34. Remedies. (a)Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, Grantors agree that the Agent may:

        (i) peaceably and without notice enter any premises of any or all Grantors, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, and otherwise collect, receive, appropriate, and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Agent may determine;

        (ii) require Grantors to assemble all or any part of the Collateral and make it available to the Agent at any place and time designated by the Agent;

        (iii) use or transfer any of Grantors' rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Agent may determine;

        (iv) secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable law, as more particularly set forth in Section 10(f) hereof;

        (v) withdraw (or cause to be withdrawn) any and all funds from Deposit Accounts;

        (vi) assert any of the Rights and Remedies and receive and collect all damages, awards, and other monies resulting therefrom; and

        (vii) sell, resell, lease, use, assign, transfer, or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of any or all Grantors' assets, without charge or liability to the Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Agent deems advisable; provided that Grantors shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Agent. The Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Grantors hereby release, to the extent permitted by law. Grantors hereby agree that the sending of notice by ordinary mail, postage prepaid, to the address of Grantors set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Agent may provide Grantors shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

        (b) License. For the purpose of enabling the Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, Grantors hereby grant to the Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Grantors) to use, license or sublicense any Intellectual Property Collateral.

        (c) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured, or unliquidated at such time as there may exist an Event of Default, the Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the "Proceeds Account") created and maintained by the Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Agent may elect to apply such proceeds to the Secured Obligations, and Grantors agree that such retention of such proceeds by the Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Agent, estimate the liquidated amount of any such contingent, unmatured, or unliquidated claims and apply the proceeds of the Collateral against such amount; or
                (iii) otherwise proceed in any manner permitted by applicable law. Grantors agree that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, Grantors shall not have any right of withdrawal with respect to such funds. Accordingly, Grantors irrevocably waive until the termination of the security interests granted under this Agreement in accordance with
                Section 22 the right to make any withdrawal from the Proceeds Account and the right to instruct the Agent to honor drafts against the Proceeds Account.

        (d) Application of Proceeds. Subject to subsection (c) immediately above, the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (after payment of any amounts payable to the Agent pursuant to Section 8 or Section 14) in whole or in part by the Agent for the benefit of the Lender Parties against all or any part of the Secured Obligations in the following order: (i) first, to any fees, costs, or other expenses due under the Loan Documents;
                (ii) next, to any interest (including interest due under subsection 2.07(c) of the Credit Agreement; (iii) next, to any principal due under the Loan Documents; and (iv) last, to any other Secured Obligations. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to Grantors or otherwise disposed of in accordance with the UCC or other applicable law. Grantors shall remain liable to the Agent for any deficiency which exists after any sale or other disposition or collection of Collateral.

        (e) Agreement to Execute and Deliver Documents. Upon the exercise by the Agent of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Grantors agree to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that the Agent or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

        (f) Stipulation re: Receiver. Grantors hereby irrevocably stipulate and agree that the Agent has the right under this Agreement, upon the occurrence and during the continuance of an Event of Default, to seek the appointment of a receiver, trustee, or similar official over Grantors to effect the transactions contemplated by this Agreement. Grantors hereby irrevocably agree not to object to such appointment on any grounds.

        (g)     Particular Remedies re: Equity Interests.

        (i) During the continuance of an Event of Default, at the Agent's option, and in addition to any and all other rights and remedies available to the Agent pursuant to this Agreement, the other Loan Documents, at law, or otherwise, Grantors shall cooperate with the Agent in having Grantors' respective Equity Interests in all Guarantors transferred to the Agent or its designee in accordance with the applicable Organization Documents and in each Guarantor's respective records;

        (ii) During the continuance of an Event of Default, the Agent may, without notice of election and without demand, do any one or more of the following, all of which Grantors authorize and agree are commercially reasonable:

        (1) notify Grantors that the Agent has the absolute and unconditional right to receive any and all payments of any kind whatsoever to be made by or payable by a Grantor to one or more Guarantors, whether as the holder of an Equity Interest in such Guarantors or as creditor thereof, including without limitation the Assigned Benefits;

        (2) receive payment of the Assigned Benefits directly from Guarantors, or otherwise collect the Assigned Benefits, or transfer the right to receive the Assigned Benefits, without recourse to the security interest granted hereby. Grantors hereby authorize and instruct all Guarantors in which they hold an Equity Interest to pay all of the Assigned Benefits directly to the Agent from time to time as the same shall become due, from and after receipt by Guarantors of written demand from the Agent;

        (3) to exercise all of Grantors' respective voting and other rights as the holder of an Equity Interest in Guarantors (whether or not transferred to the Agent) and give all consents, waivers, and ratifications in respect of the Equity Interests and otherwise act with respect thereto as though it were the outright owner thereof; GRANTORS HEREBY IRREVOCABLY CONSTITUTE AND APPOINT THE AGENT THE PROXY AND ATTORNEY-IN-FACT OF GRANTORS, COUPLED WITH AN INTEREST, WITH FULL POWER OF SUBSTITUTION FOR ANY AND ALL OF SUCH PURPOSES; WHICH PROXY AND POWER OF ATTORNEY SHALL CONTINUE IN FULL FORCE AND EFFECT AND TERMINATE UPON THE EARLIER TO OCCUR OF (A) THE INDEFEASIBLE PAYMENT IN FULL OF THE SECURED OBLIGATIONS, AND (B) TWELVE (12) YEARS FROM THE DATE HEREOF.

        35. Certain Waivers. Grantors waive, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Agent (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Agent's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests, or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Agent arising out of the repossession, retention, sale, or application of the proceeds of any sale of the Collateral.

        36. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement. All such notices and other communications shall be effective (i) if delivered by hand or pre-paid courier service, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid; (iii) if sent by telex, upon receipt by the sender of an appropriate answer back; and (iv) if sent by facsimile transmission, when sent.

        37. No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to the Agent.

        38. Costs and Expenses; Indemnification; Other Charges.

        (a)     Costs and Expenses. Grantors agree to pay on demand:

        (i) the reasonable out-of-pocket costs and expenses of the Agent and any of its Affiliates, and the Agent's reasonable Attorney Costs, in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement, and any amendments, modifications, or waivers of the terms thereof, and the custody of the Collateral;

        (ii) upon the occurrence and during the continuance of an Event of Default, all title, appraisal (including the allocated costs of internal appraisal services), survey, audit, consulting, search, recording, filing, and similar costs, fees, and expenses incurred or sustained by the Agent or any of its Affiliates in connection with this Agreement or the Collateral; and

        (iii) all reasonable costs and expenses of the Agent and its Affiliates, including Attorney Costs, in connection with the enforcement of, and preservation of any rights or interests under, this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, storing, warehousing, insuring, sale, or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs, and expenses sustained by the Agent as a result of any failure by Grantors to perform or observe their obligations contained herein.

        (b) Indemnification. Grantors hereby agree to indemnify the Agent, the other Lender Parties, any Affiliate of any of them, and their respective directors, officers, employees, agents, counsel, and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including reasonable allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"); provided that Grantors shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities arising from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Grantors agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        (c) Other Charges. Grantors agree to indemnify the Agent against and hold it harmless from any and all present and future stamp, transfer, documentary, and other such taxes, levies, fees, assessments, and other charges made by any jurisdiction by reason of the execution, delivery, performance, and enforcement of this Agreement.

        (d) Interest. Any amounts payable to the Agent under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in subsection 2.07(c) of the Credit Agreement.

        39. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Grantors, the Agent, and their respective successors and assigns.

        40. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA, PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        41. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

        42. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

        43. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        44. Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article XI thereof, such provisions are incorporated herein by this reference.

        45. No Inconsistent Requirements. Grantors acknowledge that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms, and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

        46. Termination. Upon termination of the Commitments of the Lenders under the Loan Documents and payment in full of all Secured Obligations, the security interests granted under this Agreement shall terminate and the Agent shall promptly execute and deliver to Grantors such documents and instruments reasonably requested by Grantors as shall be necessary to evidence termination of all security interests given by Grantors to the Agent hereunder; provided that the obligations of Grantors under Section 14 shall survive such termination.

        47. Additional Grantors. Each Grantor party hereto consents to the addition of other Persons as Grantors hereunder pursuant to Section 6.13 of the Credit Agreement. Upon any Person becoming a Grantor hereunder after the Closing Date, such Person shall forthwith provide to the Agent all information relating to such Person of the nature set forth in Schedule 1 hereto.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

GRANTORS:                              CENTRAL CONSUMER FINANCE COMPANY, a
                                       Delaware corporation




                                       By                 /S/
                                         ---------------------------------------
                                       Name: Gary Cypres
                                       Title: President

                                       Address for Notices:

                                       Attn: Gary Cypres
                                       5480 East Ferguson Drive
                                       Commerce, CA 90022
                                       Telephone: 323.720.8608
                                       Facsimile: 323.720.8729

                                       CENTRAL CHECK CASHING INC., a
                                       California corporation




                                       By                  /S/
                                          --------------------------------------
                                       Name: Gary Cypres
                                       Title: President

                                       Address for Notices:

                                       Attn: Gary Cypres
                                       5480 East Ferguson Drive
                                       Commerce, CA 90022
                                       Telephone: 323.720.8608
                                       Facsimile: 323.720.8729

                                       CENTRAL CONSUMER COMPANY OF NEVADA, a
                                       Nevada corporation



                                       By                 /S/
                                          --------------------------------------
                                       Name: Gary Cypres
                                       Title: President

                                       Address for Notices:

                                       Attn: Gary Cypres
                                       5480 East Ferguson Drive

                                       Commerce, CA 90022
                                       Telephone: 323.720.8608
                                       Facsimile: 323.720.8729

                                       AGENT:

                                       UNION BANK OF CALIFORNIA, N.A.



                                       By                 /S/
                                          --------------------------------------
                                       Name:  Robert C. Nagel
                                       Title: President

                                       Address for Notices:

                                       Notices (other than
                                       Requests for Extensions of
                                       Credit):

                                       Attn:  Robert C. Nagel
                                       350 California Street, 6th Floor
                                       San Francisco, CA 94104
                                       Telephone:  415.705.7189
                                       Facsimile:  415.705.5093